                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Champion Enterprises Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                          Champion Enterprises Inc.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                                          CORPORATE HEADQUARTERS
                                                    AUBURN HILLS, MICHIGAN 48326
[CHAMPION LOGO]                                                   (248) 340-9090

                                                                   March 9, 1999

Dear Shareholder:

     It is my pleasure to invite you to attend the 1999 Annual Meeting of Shareholders of Champion Enterprises, Inc. on Tuesday, April 27, 1999 at 10:00 a.m. The meeting will be held at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan 48326.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your Proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire. You also have the option of voting by telephone or through the Internet, as described on the Proxy Card.

                                          Sincerely,

                                          Walter Young

                                          Walter R. Young
                                          Chairman of the Board of Directors,
                                          President
                                          and Chief Executive Officer

                           CHAMPION ENTERPRISES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 27, 1999
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Champion Enterprises, Inc., a Michigan corporation, will be held on Tuesday, April 27, 1999, at 10:00 a.m., at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan 48326. The purposes of the Annual Meeting are to:

     1. Elect a Board of Directors;

     2. Vote on a proposal to amend the 1995 Stock Option and Incentive Plan;
        and

     3. Conduct any other business that is properly raised at the meeting.

     Only shareholders of record at the close of business on March 4, 1999 are entitled to notice of and to vote at the meeting.

     If you are a participant in the Champion Enterprises, Inc. Savings Plan, your Proxy will also be considered to be voting instructions to the Trustee of the Savings Plan concerning shares held in your account.

                                          By Order of the Board

March 9, 1999                             John J. Collins, Jr.
                                          Secretary

--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS PRINTED ON YOUR PROXY CARD.

                           CHAMPION ENTERPRISES, INC.
                        2701 UNIVERSITY DRIVE, SUITE 300
                          AUBURN HILLS, MICHIGAN 48326

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 27, 1999

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying Proxy are being distributed to shareholders of Champion Enterprises, Inc. (the "Company" or "Champion") in connection with the solicitation of proxies to be used at the 1999 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan 48326 on Tuesday, April 27, 1999 at 10:00 a.m. The enclosed Proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed Proxy were mailed to shareholders beginning on March 9, 1999. The Company's 1998 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians and other fiduciaries to send proxy soliciting materials to beneficial owners of the Company's Common Stock at the Company's expense. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone or by fax. The Company also has retained Morrow & Co., Inc., a proxy solicitation firm, to assist in soliciting proxies. The fees and expenses of that firm for their services are expected to be approximately $6,500.

VOTING BY TELEPHONE OR ELECTRONICALLY

     For the first time ever, the Company's shareholders may deliver a Proxy by telephone or electronically through the Internet by following the instructions printed on the Proxy Card.

REVOKING A PROXY

     Any person giving a Proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your Proxy. You may deliver a written notice of revocation, which is dated after the date of the Proxy, to the Secretary of the Company at or before the Annual Meeting. You may deliver a later-dated Proxy to the Secretary of the Company at or before the Annual Meeting. You may attend the Annual Meeting in person and vote your shares by ballot.

RECORD DATE

     The record date for determining shareholders entitled to vote at the Annual Meeting is March 4, 1999. Each of the 48,591,313 shares of Common Stock of the Company issued and outstanding on that date is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.

                            1. ELECTION OF DIRECTORS

     Eight directors will be elected at the Annual Meeting. Each Director will hold office until the next Annual Meeting of Shareholders, or until a successor is elected and qualified. Unless Proxy votes have been withheld, each Proxy received will be voted to elect Robert W. Anestis, Selwyn Isakow, Brian D. Jellison, Ellen R. Levine, George R. Mrkonic, Robert L. Stark, Carl L. Valdiserri and Walter R. Young as Directors. If any nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional person as designated by the Board of Directors to replace such nominee. However, the Board of Directors does not anticipate that this will occur.

     Persons receiving a plurality of the votes cast at the Annual Meeting in person or by Proxy will be elected as Directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as Directors. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election.

     Information about the nominees for election as Directors appears below. All of the nominees are currently Directors of the Company and, except for Mr. Jellison and Ms. Levine, were elected at the 1998 Annual Meeting of Shareholders.

  [ROBERT W. ANESTIS PHOTO]    ROBERT W. ANESTIS. Mr. Anestis, age 53, has served as a
                               director of the Company since 1991. On January 1, 1999, he became the Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc. (FECI), headquartered in St. Augustine, Florida. FECI is engaged in the railroad and commercial real estate business. During the preceding
                               five years, he was the President of Anestis & Company, an
                               investment banking and financial advisory firm located in
                               Westport, Connecticut.
                               Mr. Anestis, who has been in the industry 11 years, brings merger and acquisition expertise, strategic planning and
                               policy experience with a strong legal and financial
                               background to the Board.

    [SELWYN ISAKOW PHOTO]      SELWYN ISAKOW. Mr. Isakow, age 47, has served as a director of the Company since 1991. He is President of The Oxford
                               Investment Group, Inc., a merchant banking and corporate
                               development firm located in Bloomfield Hills, Michigan. Mr.
                               Isakow is also a director of Ramco-Gershenson Properties
                               Trust, Oxford Automotive, Inc., and the Bank of Bloomfield
                               Hills.
                               Mr. Isakow brings expertise in the areas of mergers and
                               acquisitions, strategic planning, accounting and finance in multiple manufacturing and distribution industries.


  [BRIAN D. JELLISON PHOTO]    BRIAN D. JELLISON. Mr. Jellison, age 53, joined the
                               Company's Board on January 11, 1999. He is an Executive Vice
                               President of Ingersoll-Rand Company, a major, diversified
                               industrial equipment and components manufacturer,
                               headquartered in Woodcliff Lake, New Jersey. From 1994 to
                               1998 Mr. Jellison was President of Ingersoll's Architectural
                               Hardware Group.
                               With a strong background in both manufacturing and
                               marketing, Mr. Jellison brings 30 years of broad-based
                               business experience to Champion's Board.

    [ELLEN R. LEVINE PHOTO]    ELLEN R. LEVINE. Ms. Levine, age 56, was elected to
                               Champion's Board on March 5, 1999. She has been the
                               Editor-In-Chief of Good Housekeeping magazine since October
                               1994. Previously, she served as the Editor-In-Chief of
                               Redbook magazine from 1991 to 1994.
                               Ms. Levine brings to the Company's Board excellent
                               communication and marketing skills, particularly with brand recognition, which were acquired through 35 years of
                               experience as a journalist.

   [GEORGE R. MRKONIC PHOTO]   GEORGE R. MRKONIC. Mr. Mrkonic, age 46, has served as a
                               director of the Company since 1994. He is Vice Chairman of
                               Borders Group, Inc., a retailer of books and music located in Ann Arbor, Michigan. From November 1994 to January 1997,
                               Mr. Mrkonic was also the President of Borders Group, Inc.
                               Mr. Mrkonic is a director of Syntel, Inc. and Borders Group,
                               Inc.
                               Strengths that Mr. Mrkonic brings to Champion's Board
                               include strategic vision, an operating mentality and a sense of urgency.


  [ROBERT L. STARK PHOTO]      ROBERT L. STARK. Mr. Stark, age 65, has served as a director of the Company since 1996. In 1997 he retired as the Dean of the University of Kansas Regents Center, Overland Park,
                               Kansas. From 1958 until his retirement in March 1993, Mr.
                               Stark served in various executive capacities at Hallmark
                               Cards, Inc., a worldwide manufacturer of greeting cards and related products. Mr. Stark is a director of Payless Shoe
                               Source, Inc. and a former director of Redman Industries,
                               Inc.
                               Mr. Stark brings over 35 years of broad-based business
                               experience to Champion's Board including experience as Chief
                               Operating Officer of a multi-billion dollar corporation and as a past and present director of publicly-traded
                               corporations.

  [CARL L. VALDISERRI PHOTO]   CARL L. VALDISERRI. Mr. Valdiserri, age 62, has served as a director of the Company since 1995. He is Chairman and Chief
                               Executive Officer of Rouge Industries, Inc., an integrated steel manufacturer located in Dearborn, Michigan. Mr.
                               Valdiserri is also a director of Rouge Industries, Inc.
                               Mr. Valdiserri brings to the Board operating management
                               perspective and experience that was acquired through 40
                               years of progressively challenging assignments at several
                               integrated steel companies.

   [WALTER R. YOUNG PHOTO]     WALTER R. YOUNG. Mr. Young, age 54, has served as a director of Champion since 1990. He is Chairman of the Board of
                               Directors, President and Chief Executive Officer of the
                               Company. Mr. Young was named President and Chief Executive
                               Officer in 1990 and became the Chairman of the Board in
                               1992.
                               For 31 years in a variety of industries, Mr. Young has been a performance-driven leader, who faces issues and is a
                               catalyst for change.

COMPENSATION OF DIRECTORS

     ANNUAL STOCK RETAINER. Each Director who is not an employee of the Company receives an annual retainer of 4,800 shares of the Company's Common Stock. A non-employee Director who also serves as chairperson of a Board Committee receives an additional annual retainer of 400 shares, for a total annual retainer of 5,200 shares. The annual retainer is paid on the date of the Annual Meeting when the non-employee Director is elected or re-elected. Non-employee Directors do not receive any cash compensation for their services except for the reimbursement of expenses to attend Board and Committee meetings and business travel insurance purchased by the Company. The current stock retainer program for non-employee Directors will continue through the Annual Meeting in 2000. Directors who are employees of the Company receive no compensation for serving as a Director other than their compensation for services as an employee and are reimbursed for expenses to attend Board and Committee meetings.

     STOCK OPTIONS. Each new non-employee Director receives a stock option grant the first time he or she is elected at an Annual Meeting. The grant consists of a 60-day right to purchase 8,000 shares of the Company's Common Stock and a stock option to purchase 24,000 additional shares. The purchase right must be exercised in full within 60 days after the grant date in order for the non-employee Director to be eligible to exercise the stock option.

     The exercise price of the purchase right is the higher of $0.50 per share or 40% of the fair market value of the Common Stock on the grant date. The exercise price of the option is one-third higher than the closing price of the Common Stock on the New York Stock Exchange on the grant date. Shares received by exercising the purchase right may not be transferred for two years after the date of purchase. Once the purchase right is properly exercised, the stock option becomes exercisable at the rate of 6,000 shares on each of the next four annual meeting dates. The option remains exercisable for 10 years from the date of grant even if the non-employee Director is no longer serving as a Director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets regularly, at least once each quarter. During 1998, the Board of Directors held 12 meetings. The standing committees established by the Board of Directors are described below. The Board of Directors does not have a nominating committee.

     AUDIT COMMITTEE. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting practices, the systems of internal controls which management and the Board have established, and the audit process. The Committee also recommends to the Board the selection of an independent auditor and reviews the scope of the audit and related fees for audit services. The Audit Committee met three times during 1998 and reviewed quarterly earnings press releases and significant Securities and Exchange Commission ("SEC") filings. The current members of the Audit Committee are Selwyn Isakow (Committee Chairman), George R. Mrkonic and Robert L. Stark.

     COMPENSATION COMMITTEE. The primary function of the Compensation Committee is to consider and make recommendations to the Board concerning the compensation programs, benefits and awards for all elected officers of the Company, including the Chief

Executive Officer. The Compensation Committee develops and monitors the executive compensation policies of the Company. The Committee also recommends to the Board of Directors the nature and amount of compensation for executive officers and senior operating management and oversees administration of the Company's stock option plans and programs. The Compensation Committee met seven times during 1998. The current members of the Compensation Committee are Robert
W. Anestis (Committee Chairman), Brian D. Jellison and Carl L. Valdiserri.

                   2. PROPOSAL TO AMEND THE 1995 STOCK OPTION
                               AND INCENTIVE PLAN

PROPOSED AMENDMENT

     The Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan ("1995 Plan") was approved by shareholders in 1995. Currently, there are approximately 10,000 shares of Common Stock available for additional stock option grants, stock awards or stock appreciation rights ("SARs") under the 1995 Plan. The Board of Directors proposes that the number of shares available for issuance under the 1995 Plan be increased by 1,750,000 shares.

REASONS FOR PROPOSED AMENDMENT

     The Board has determined that additional shares need to be available for grants and awards under the 1995 Plan. These grants and awards will be used as incentives for executive employees and as inducements for the initial employment of executives, if needed. The Board believes that these grants and awards will help to attract, retain and reward executive employees.

     The additional shares are also needed to implement a portion of the 1998 Incentive Program award for Walter R. Young, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. As more fully explained below under the Compensation Committee Report, Mr. Young received an award of 50,000 performance shares under the 1995 Plan as part of his 1998 Incentive Program. The performance share award is conditioned upon shareholders approving the proposed amendment increasing the number of shares available under the 1995 Plan.

     In addition, the 1995 Plan is the only Company plan which meets the performance-based compensation exclusion from the $1,000,000 limitation on executive compensation deductions imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

POLICIES IN ADMINISTRATION OF THE 1995 PLAN

     The Compensation Committee oversees administration of the 1995 Plan. The Company has historically compensated executives with stock options and awards, thus encouraging ownership in the Company and aligning the interests of its employees with those of its shareholders. Generally, employees will only benefit from stock options under the 1995 Plan if shareholders also benefit. Base salaries of the Company's executives have generally been slightly below the mean of salaries for executives of comparable companies in the industry and stock grants and awards are a significant portion of overall compensation. Historically, stock options have been the most common type of awards under the 1995 Plan.

     The Compensation Committee adheres to the following policies in the administration of the 1995 Plan: (1) option prices will not be reset to a lower price once an exercise price is determined; (2) the use of restricted stock awards is significantly limited; (3) no option granted under the 1995 Plan may be exercised after the tenth anniversary of the grant date; (4) all options granted under the 1995 Plan are subject to some minimum vesting schedule; and
(5) shares purchased upon the exercise of an option are subject to holding periods.

     The Company uses discounted stock options in a manner which it believes best aligns management's interest with that of shareholders by requiring that management employees make a substantial personal investment in the Company through the exercise of discounted stock options before the majority of the remaining options are granted. Discounted stock options comprise less than 20% of all options granted under the 1995 Plan and are generally subject to a two year vesting schedule.

NEW PLAN BENEFITS UNDER AMENDED 1995 PLAN

     Subject to shareholder approval of the foregoing amendment to the 1995 Plan, on October 16, 1998, the Compensation Committee granted the following performance share award to Mr. Young:

                               NEW PLAN BENEFITS

                                                                    Number of Shares
                     Name and Position                              Subject to Award
                     -----------------                              ----------------
Walter R. Young, Chairman, President and Chief Executive Officer    50,000 Performance Shares

SUMMARY OF THE 1995 PLAN

     The 1995 Plan is an incentive compensation plan which provides for the granting of stock options, SARs, restricted stock, performance share awards and annual incentive awards to key employees of the Company. The annual incentive awards are based on pre-established objective performance goals. If the proposed amendment to the 1995 Plan is approved, there will be 6,400,000 shares of Common Stock authorized under the 1995 Plan.

     STOCK OPTIONS, SARS, RESTRICTED STOCK AND PERFORMANCE SHARES. Stock options granted under the 1995 Plan may be either incentive stock options under Section 422 of the Code, or nonqualified options. The exercise price for incentive stock options must be at least the fair market value of the shares on the grant date. The exercise price for nonqualified options may be less than fair market value. The 1995 Plan also provides for the discretionary grant of SARs in tandem with stock options. The Compensation Committee is also authorized to grant performance share awards and shares of restricted Common Stock upon such terms and conditions as the Committee may determine.

     ANNUAL PERFORMANCE INCENTIVE AWARDS. Annual incentive awards will be paid in cash and/or shares of Common Stock of the Company, as determined by the Compensation Committee. Each year, the Compensation Committee will (i) identify the executive officers who will be eligible to receive annual incentive awards ("Eligible Employees"), (ii) determine a performance period, and (iii) determine target levels of Company performance that must be achieved by the Company for annual incentive awards to be paid under the 1995 Plan. At the end of each year, the Compensation Committee will certify, in writing, the degree of achievement by the Company of the performance targets and the amount of annual incentive award which may be paid to each Eligible Employee. If the

Company fails to achieve a threshold performance target applicable to an Eligible Employee, no annual incentive award will be paid to such Eligible Employee under the 1995 Plan for such year.

     CODE SECTION 162(M). Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly-paid executive officers of a publicly-traded corporation (the "Named Executive Officers"). Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. All awards under the 1995 Plan paid to the Named Executive Officers are intended to be deductible by the Company as performance-based compensation.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code as now in effect, at the time an incentive stock option is granted or exercised the optionee will not be deemed to receive any income and the Company will not be entitled to any deduction. However, the difference between the exercise price and the fair market value of the shares of the Common Stock on the date of exercise is a tax preference item, which may subject the optionee to the alternative minimum tax in the year of exercise. The holder of an incentive stock option generally will be accorded capital gain or loss treatment on the disposition of the Common Stock acquired by exercise of an incentive stock option, provided the disposition occurs more than two years after the date of grant and more than one year after exercise. An optionee who disposes of shares acquired upon exercise of an incentive stock option prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation expense. Payment of the exercise price by surrendering shares of Company Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered.

     Upon the exercise of a nonqualified stock option, an optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock acquired at the time of exercise and the Company will receive a corresponding compensation deduction. Payment of the exercise price by surrendering shares of Company Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered. When the optionee disposes of the shares acquired by the exercise of the option, any difference from the fair market value of the shares on the date of exercise will be treated as capital gain or loss.

VOTING REQUIREMENTS

     A majority of the shares present, or represented by Proxy, and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1995 Plan. Abstentions and broker non-votes will have the effect of a vote against this proposal.

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     Compensation policies for executive officers and senior operating management are developed and monitored by the Compensation Committee of the Board of Directors. The Committee recommends to the Board of Directors the nature and amount of compensation for all executive officers. This Committee consists of three independent directors who are neither officers nor employees of the Company.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, the Company's compensation policies can be summarized as:

     (a) annual base salaries should be targeted to be competitive, but slightly below the mean of other companies of comparable size;

     (b) annual incentive-based (at-risk) compensation should provide opportunity for significant additional compensation based on improved Company performance; and

     (c) long-term incentive-based (at-risk) compensation should be used to further link executive performance to shareholder interests, encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

     The Committee from time to time uses an independent consultant to assist in its review of compensation policies and to make recommendations. The consultant provides advice to the Committee and the Board based upon its expertise, experience and knowledge of compensation arrangements for senior executive officers from many general manufacturing companies with sales in a range comparable to those of the Company. The Committee also considers the executive compensation levels for a group of comparable manufactured housing companies consisting of Clayton Homes, Inc., Fleetwood Enterprises, Inc., and Oakwood Homes Corporation.

     Each component of compensation (annual base salary, annual performance incentives and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES

     Executive salaries are based on level of job responsibility, individual performance and compensation data for comparable companies obtained from consultant surveys and market surveys. The objective is to target base salaries to be competitive, but slightly below the mean of comparable companies.

ANNUAL PERFORMANCE INCENTIVES

     Annual incentive-based compensation is provided primarily through cash bonuses. Prior to each fiscal year, the Committee reviews and establishes performance levels for executive officers. Bonus determinations for executive officers are based upon achieving pre-determined levels of earnings per share of the Company, which are reviewed each year and adjusted as appropriate.

LONG-TERM PERFORMANCE INCENTIVES

     Generally, stock options granted to executive officers as long-term performance incentives are granted at exercise prices that are equal to fair market value on the date of grant. In some circumstances, a portion of the stock options granted to an executive officer may be granted at an exercise price below fair market value. The value of stock options is dependent upon increases in the Company's share value. Stock options reward executive officers to the extent that shareholders have also benefited. The number of shares included in these awards is determined by the Compensation Committee primarily based upon formulas provided by an independent consultant. The formulas are derived from a nationwide database and present executive officer stock option award levels that are consistent with general industry practices. The formulas are based upon the expected future value of the option stock over a seven-year period at several assumed rates of stock price appreciation.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on non-discretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

DEFERRED COMPENSATION

     Effective July 1, 1998 executive officers and certain other management employees may elect to defer receipt of all or a portion of their salaries or their bonuses under the Company's Deferred Compensation Plan (the "1998 Deferred Plan"). Amounts deferred are 100% vested and, at the employees' direction, are invested in various managed funds. Deferred amounts are payable upon the earlier of termination of employment, retirement, death, disability or a change in control.

     Also beginning in 1998, through participation in the Company's Corporate Officer Stock Purchase Plan (the "1998 Stock Purchase Plan"), each of the Company's executive officers have the ability to defer receipt of bonus compensation up to the lesser of 50% or $500,000. Amounts deferred are invested in shares of the Company's Common Stock at a 30% discount to the closing price on the New York Stock Exchange on the purchase date. Shares so purchased are held by a grantor trust established by Champion. Voting rights as to these shares are exercised by the Company.

     Upon the earlier of termination of employment, retirement, death, disability or a change in control, pursuant to the 1998 Stock Purchase Plan the deferring executive officer receives the vested portion of his or her account balance in stock in a lump sum or in annual installments depending on a previously made election. Vesting of stock is based upon length of service following deferral as follows: 0% for less than one year; 25% for one year; 50% for two years; and 100% for three years.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee believes that the compensation of Walter R. Young, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, should be heavily influenced by Company performance. Both the annual incentive and the long-term incentive components of his compensation are based on achieving specified performance targets. The current CEO compensation program was recommended by the Committee and approved by the Board of Directors in August 1995 and updated in October 1998 as an incentive for Mr. Young to remain with the Company through October 15, 2003. The program was developed with the assistance of an independent consultant.

     Mr. Young's base salary for 1998 was $400,000, $196,510 of which was deferred under the Company's 1998 Deferred Plan. Effective January 1, 1999 Mr. Young's base salary increased to $450,000. Based on the achievement of pre-determined 1998 earnings per share targets, Mr. Young earned a total bonus of $1,037,333 for 1998 fiscal year performance. This bonus amount consisted of the following: $500,005 was paid in cash; $500,000 was deferred under the Company's 1998 Stock Purchase Plan; and $37,328 of restricted Common Stock (1,890 shares) was awarded pursuant to the 1995 Plan.

     As a long-term incentive, in 1995 Mr. Young received options to purchase
1.5 million shares of Company Common Stock and a grant of 100,000 performance shares of Common Stock (the "1995 Incentive Program"). In accordance with the terms of this award, one-half (750,000 shares) of the options vested on August 31, 1998 because the Company's Common Stock had attained pre-established stock price appreciation targets. The stock price target was based on a 20% compound annual growth rate, with $14.69 as the target stock price for August 31, 1998. The actual attained share price as of that date as determined based on the provisions of the 1995 Incentive Program was $28.03, resulting in a 49% compound annual growth rate during the three-year period. The vesting of the remaining options (750,000 shares) are conditioned upon Mr. Young remaining employed with the Company through August 2000 and keeping on deposit 234,375 shares of Common Stock which he owns. Mr. Young is not permitted to transfer the deposited shares until the respective stock options vest or expire or his employment is terminated, although he retains full ownership and voting rights for the deposited shares.

     The exercise price for the 1995 options is $8.50 per share, which was the fair market value of the Common Stock on August 31, 1995 (after adjustment for the Company's May 1996 stock split). The remaining 1995 options do not vest unless Mr. Young remains employed by the Company through August 2000. The 1995 options expire eight years after the grant date or three years after vesting, whichever occurs first.

     The 1995 performance shares will vest only if the Company's earnings per share grow at a rate at least equal to the median of specified comparable companies during the period beginning January 1, 1996 and ending December 31, 1999. The specified companies are Clayton Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Homes Corporation, Skyline Corporation, Cavalier Homes, Inc. and Liberty Homes, Inc. Two other companies that were formerly included as comparable companies, Schult Homes Corporation and Supreme Industries, Inc., were acquired by other companies during 1998. In addition, Mr. Young must remain employed and keep on deposit 31,250 shares of Common Stock which he owns.

     In 1998 as an incentive award, Mr. Young received options to purchase 750,000 shares of the Company's Common Stock and, subject to shareholder approval of the amendment to the 1995 Plan discussed in Proposal 2, a grant of 50,000 performance shares of Common Stock (the "1998 Incentive Program"). The Committee believes that the 1998 Incentive Program was important to provide Mr. Young (i) assurance that the Company desires to retain his services after 2000, and (ii) continued incentive to remain with the Company beyond 2000, when the 1995 Incentive Program is scheduled to fully vest. The 1998 Incentive Program is conditioned upon Mr. Young remaining employed through October 15, 2003 and keeping on deposit an additional 250,000 shares of Common Stock which he owns, 235,000 shares of which relate to the 1998 option grant and 15,000 of which relate to the 1998 performance share award. Mr. Young is not permitted to transfer the deposited shares until the respective stock awards and options vest or expire or his employment is terminated, although he retains full ownership and voting rights for the deposited shares.

     The exercise price for the 1998 options is $20.75 per share, which was the fair market value of the Common Stock on October 16, 1998. The options vest only if Mr. Young remains employed by the Company through October 15, 2003, although one-half of the options may vest on either October 16, 2001 or October 16, 2002 if specified stock price appreciation targets are achieved. These stock price targets are based on a 20% compound annual growth rate, with $35.86 as the target stock price for October 16, 2001 and $43.03 for October 16, 2002. The options expire eight years after the grant date or three years after vesting, whichever occurs first. Assuming shareholder approval of the amendment to the 1995 Plan discussed in Proposal 2, Mr. Young will vest in all of the performance shares only if the Company's cumulative compound annual growth rate in diluted earnings per share from continuing operations during the four fiscal years from 1999 through 2002 exceed specified, pre-established target levels.

                                          George R. Mrkonic, Chairman
                                          Robert W. Anestis
                                          Carl L. Valdiserri

                                          February 12, 1999

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three years:

                                                                                 Long-Term
                                                                                Compensation
                                                                                ------------
                                                   Annual Compensation           Securities        All Other
                                      Fiscal    -------------------------        Underlying       Compensation
    Name and Principal Position        Year      Salary         Bonus(7)         Options(#)           (20)
--------------------------------------------------------------------------------------------------------------
Walter R. Young                        1998     $400,000(1)    $1,037,333(8)      750,000(15)       $216,210(21)
  Chairman, President and              1997      400,000          400,000              --              2,100
  Chief Executive Officer              1996      350,000          814,100              --              1,373
Joseph H. Stegmayer                    1998      291,129(2)       470,000(9)      770,000(16)         78,402(22)
  Executive Vice President,            1997           --               --              --                 --
  Chief Strategic and                  1996           --               --              --                 --
  Financial Officer
Philip C. Surles                       1998      301,781(3)       588,000(10)          --              4,260(23)
  Chief Operating Officer              1997      185,250          259,305         200,000(17)         11,268
                                       1996      101,000(4)       348,843(11)      32,400             11,707
M. Mark Cole                           1998      141,500(5)       869,033(12)     880,000(18)        113,695(24)
  President, Retail Operations         1997           --               --              --                 --
                                       1996           --               --              --                 --
John J. Collins, Jr.                   1998      190,000          190,633(13)          --              4,328(25)
  Vice President, General              1997      158,340(6)       100,000(14)     100,000(19)             --
  Counsel and Secretary                1996           --               --              --                 --

-------------------------
 (1) Includes $196,510 deferred under the 1998 Deferred Plan.

 (2) Mr. Stegmayer joined the Company on January 12, 1998.

 (3) Includes $9,000 deferred under the 1998 Deferred Plan.

 (4) Mr. Surles joined the Company on October 24, 1996 upon the merger with Redman Industries, Inc. (Redman). His compensation amount for 1996 was as an executive officer of Redman.

 (5) Mr. Cole joined the Company on January 8, 1998 upon the acquisition of Southern Showcase Housing, Inc. (Southern Showcase) and was promoted to the position of President, Retail Operations on September 11, 1998. His salary reflects compensation for all of 1998, including amounts paid prior to this promotion.

 (6) Mr. Collins joined the Company on March 3, 1997.

 (7) Bonus amounts are paid generally in February or March of the year following the fiscal year in which they are earned.

 (8) Includes $500,005 paid in cash, $500,000 deferred under the 1998 Stock Purchase Plan, and 1,890 restricted shares of the Company's Common Stock valued at $37,328.

 (9) Includes $225,013 paid in cash, $180,000 deferred under the 1998 Stock Purchase Plan, $45,000 deferred under the 1998 Deferred Plan, and 1,012 restricted shares of the Company's Common Stock valued at $19,987.

(10) Includes $394,804 paid in cash, $169,200 deferred under the 1998 Deferred Plan and 1,215 restricted shares of the Company's Common Stock valued at $23,996.

(11) Bonus was paid quarterly and earned as an executive officer of Redman.

(12) Bonus was earned as an executive officer of Southern Showcase and includes $604,968 paid in cash and $264,065 deferred under the 1998 Stock Purchase Plan. These amounts were paid quarterly.

(13) Includes $180,501 paid in cash and 513 restricted shares of the Company's Common Stock valued at $10,132.

(14) Includes $50,000 paid as a cash incentive to join the Company in March
     1997.

(15) Granted pursuant to the 1998 Incentive Program, which also included 50,000 performance shares subject to shareholder approval of the amendment to the 1995 Plan.

(16) Reflects options granted to Mr. Stegmayer as an inducement to join the Company in January 1998, but does not include options for 480,000 shares (at $20.00 per share) that were canceled in September 1998. Also includes options for 650,000 shares (at $22.5625 per share) which were granted on September 10, 1998. These 650,000 options were issued, and the 480,000 options were canceled, so that the Company can fully deduct for Federal Income Tax purposes the resulting compensation pursuant to 162(m) of the Code.

(17) Reflects options granted to Mr. Surles upon his appointment to the position of Chief Operating Officer in May 1997.

(18) Reflects options granted to Mr. Cole upon his appointment to the position of President, Retail Operations in September 1998 and upon the acquisition of Southern Showcase as an inducement to join the Company in January 1998.

(19) Reflects options granted to Mr. Collins as an inducement to join the Company in March 1997.

(20) Reflects the value of the discount on the shares held under the 1998 Stock Purchase Plan. See "Report of the Compensation Committee on Executive Compensation-Deferred Compensation." Also, reflects the contributions of the Company to the accounts of the named executive officers under the Company's Saving Plan and, with respect to Mr. Surles, contributions under the Savings and Retirement Plan for Employees of Redman Industries and the Redman Restorative Plan. The Company does not have a pension program. In addition, includes the premiums paid for group-term life insurance.

(21) Includes $214,285 representing the value of the discount on shares held under the 1998 Stock Purchase Plan, $665 of Company contributions to the Savings Plan, and $1,260 of life insurance premiums.

(22) Includes $77,142 representing the value of the discount on shares held under the 1998 Stock Purchase Plan and $1,260 of life insurance premiums.

(23) Includes $3,000 of Company contributions to the Savings Plan and $1,260 of life insurance premiums.

(24) Includes $113,195 representing the value of the discount on shares held under the 1998 Stock Purchase Plan and $500 of life insurance premiums.

(25) Includes $3,800 of Company contributions to the Savings Plan and $528 of life insurance premiums.

OPTION GRANTS IN LAST FISCAL PERIOD

     The following table sets forth information with respect to stock options granted to the persons named in the Summary Compensation Table during the last fiscal year. In addition, the table provides an estimated grant date present value for each set of options using the Black-Scholes valuation method for options granted at market value on the grant date. The grant date present value for options granted below market value is calculated based on the difference between the exercise price and the market price on the grant date times the number of shares granted.

                                                               Individual Grants
                                  ---------------------------------------------------------------------------
                                               % of Total
                                  Number of     Options
                                  Securities   Granted To                 Market
                                  Underlying   Employees    Exercise     Price on                 Grant Date
                                   Options     in Fiscal      Price     Grant Date   Expiration     Present
              Name                Granted(#)      Year      ($/Share)   ($/Share)       Date       Value($)
-------------------------------------------------------------------------------------------------------------
Walter R. Young                     750,000       19%       $  20.75     $  20.75     10/16/06    $8,296,200
Joseph H. Stegmayer                 120,000        3%           8.00        20.00      3/13/98     1,440,000
Joseph H. Stegmayer                 650,000       17%        22.5625      22.5625      9/10/08     6,206,000
M. Mark Cole                         46,690        1%           8.15       20.375       3/9/98       570,785
M. Mark Cole                        233,310        6%         20.375       20.375       1/8/08     2,011,600
M. Mark Cole                        100,000        3%          9.025      22.5625      11/9/98     1,353,750
M. Mark Cole                        500,000       13%        22.5625      22.5625      9/10/08     4,773,900

     The following weighted average assumptions were used in the Black-Scholes option pricing model:

Risk-free interest rate             5.5%
Expected stock price volatility     40%
Expected dividend yield             0%
Expected option term                5.7 years

     The risk-free interest rate represents the interest rate of a U.S. Treasury security with a maturity corresponding to that of the expected option term. Expected stock price volatility is based on month end share prices over recent periods corresponding to that of the expected option term. Expected option term is the vesting period plus two years. Not withstanding the fact that these options are non-transferable, no discount for lack of marketability was taken.

     The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the pretax value realized from the exercise of stock options during the last fiscal year and the value of unexercised in-the-money options held at the end of the last fiscal year by the persons named in the Summary Compensation Table.

                                                       Number of Securities
                                                      Underlying Unexercised            Value of Unexercised
                          Shares                            Options at                  In-the-Money Options
                         Acquired                       Fiscal Year-End(#)            at Fiscal Year-End($)(4)
                        On Exercise      Value      ---------------------------      ---------------------------
         Name               (#)       Realized($)   Exercisable   Unexercisable      Exercisable   Unexercisable
         ----           -----------   -----------   -----------   -------------      -----------   -------------
Walter R. Young           250,000     $3,625,000      500,000       1,500,000        $9,437,500     $19,125,000
Joseph H. Stegmayer       120,000      2,025,000           --         650,000(1)             --       3,128,125
Philip C. Surles           18,600        247,200       58,400         137,600           885,100       1,710,400
M. Mark Cole              146,690      1,942,959           --         733,310(2)             --       4,039,420
John J. Collins, Jr.           --             --       26,000          64,000(3)        421,750         824,000

-------------------------
(1) Includes options for 130,000 shares exercisable on January 12, 1999.

(2) Includes options for 46,662 shares exercisable on January 8, 1999.

(3) Includes options for 16,000 shares exercisable on March 27, 1999.

(4) Assumes a market price of $27 3/8 per share, which was the last sale price on the last trading day prior to the fiscal year-end.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning a long-term incentive award made to Mr. Young during the last fiscal year under the 1995 Plan as part of the CEO Executive Compensation Program. See "Report of the Compensation Committee on Executive Compensation-Chief Executive Officer Compensation." No other executive officer received such an award during 1998. The performance share award consisted of 50,000 shares of the Company's Common Stock and is subject to shareholder approval of the amendment to the 1995 Plan discussed in Proposal 2. These performance shares will vest only if the Company's cumulative compound annual growth rate in diluted earnings per share from continuing operations during the four fiscal years from 1999 to 2002 exceeds specified, pre-established target levels. In addition, during the period, Mr. Young must keep on deposit with the Company 15,000 shares of the Company's Common Stock he presently owns and remain employed by the Company, subject to certain exceptions. If Proposal 2 is approved, Mr. Young has voting rights as to the performance shares during the performance period.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                               Performance       Estimated Future Payouts Under
                                  Number of    Period Until        Non-Stock Price-Based Plan
                                 Performance    Maturation    -------------------------------------
             Name                  Shares       or Payout     Threshold(#)   Target(#)   Maximum(#)
             ----                -----------   ------------   ------------   ---------   ----------
Walter R. Young                    50,000        12/31/02        50,000        50,000      50,000

PERFORMANCE GRAPH

     The graph below compares the cumulative, five-year shareholder returns on the Company's Common Stock to the cumulative, five-year shareholder returns for
(i) the S&P 500 Stock Index and (ii) an index of peer companies selected by the Company. The peer group is composed of seven publicly-held manufactured housing companies. These companies were selected based on similarities in their products and their competitive position in the industry. The companies comprising the peer group are American Homestar Corporation, Cavalier Homes, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation.

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURNS*
      AMONG CHAMPION ENTERPRISES, INC., S&P 500 INDEX AND PEER GROUP INDEX

                                                        CHAMPION
                                                    ENTERPRISES, INC.             S&P 500 INDEX                PEER GROUP
                                                    -----------------             -------------                ----------
12/93                                                    100.00                      100.00                      100.00
12/94                                                    173.06                      101.32                       83.86
12/95                                                    350.36                      139.40                      131.69
12/96                                                    442.54                      171.40                      134.59
12/97                                                    466.65                      228.59                      186.35
12/98                                                    621.26                      293.91                      156.41

-----------------------------------------------------------------------------------------------------------------------------
                                                     12/93       12/94       12/95       12/96       12/97          12/98
-----------------------------------------------------------------------------------------------------------------------------
    -[ ]-  CHAMPION ENTERPRISES, INC.                $100       $173.06     $350.36     $442.54     $466.65       $621.26
-----------------------------------------------------------------------------------------------------------------------------
     -P-   S&P 500 INDEX                             $100       $101.32     $139.40     $171.40     $228.59       $293.91
-----------------------------------------------------------------------------------------------------------------------------
     -L-   PEER GROUP                                $100       $ 83.86     $131.69     $134.59     $186.35       $156.41
-----------------------------------------------------------------------------------------------------------------------------

-------------------------
* Assumes that the value of the investment in Champion Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company has Change in Control Severance Agreements with each of Messrs. Stegmayer, Surles and Collins. Under each agreement, the executive will receive a cash severance payment if his employment is terminated following a "change in control" of the Company, as defined in the agreement. The severance payment would be not less than 24 months salary and cash incentive compensation at the time of termination and may be an amount in excess of that as determined by the Board of Directors.

EMPLOYMENT AGREEMENTS

     MR. YOUNG. The Company has an Employment Agreement with Mr. Young which terminates on April 30, 2002. Under this agreement, Mr. Young received an annual salary of $350,000 in 1996, which increased to $400,000 in 1997 and to $450,000 in 1999. Mr. Young is also entitled to participate in various benefit and incentive plans maintained by the Company.

     If Mr. Young becomes physically or mentally unable to perform his duties for six consecutive months, the Company may suspend payment of his salary until he is able to resume his duties again. If Mr. Young is terminated without cause, he is entitled to receive his salary for the remaining term of the agreement. If Mr. Young terminates his employment upon a sale or a merger of the Company, he is entitled to receive the amount of his annual salary in effect at the time of termination. Upon termination of his employment, Mr. Young has the right to require the Company to purchase his outstanding stock options on terms described in his Employment Agreement. Upon termination of his employment, other than termination by the Company without cause, Mr. Young is prohibited from competing with the Company for two years after the date of termination.

     MR. STEGMAYER. The Company has a letter agreement, dated January 12, 1998, relating to the employment of Mr. Stegmayer which provides for an initial annual salary of $300,000 and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreement also provides severance payments to Mr. Stegmayer in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 24 months.

     MR. SURLES. The Company has a letter agreement, dated May 1, 1997, relating to the employment of Mr. Surles which provides for an initial annual salary of $240,000 (increased to $300,000 in March 1998) and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreement also provides severance payments to Mr. Surles in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 18 months or the number of months remaining during such three year period if less than 18 months.

     MR. COLE. The Company has letter agreements, dated January 8, 1998 and September 11, 1998, relating to the employment of Mr. Cole which provide for an initial annual salary of $100,000 (increased to $150,000 in September of 1998) and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreements also provide severance payments to Mr. Cole in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 18 months or the number of months remaining during such three year period if less than 18 months.

     MR. COLLINS. The Company has a letter agreement, dated February 12, 1997, relating to the employment of Mr. Collins which provides for an initial annual salary of $190,000 and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreement also provides severance payments to Mr. Collins in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 18 months or the number of months remaining during such three year period if less than 18 months.

                             ADDITIONAL INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management of the Company to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of January 2, 1999.

                     Name and Address                         Amount and Nature of         Percent of
                   Of Beneficial Owner                        Beneficial Ownership           Class
                   -------------------                        --------------------         ----------
Bankers Trust Corporation                                          7,100,645(1)             14.78%
One Bankers Trust Plaza
New York, New York 10006
Pioneering Investment Management, Inc.                             4,558,800(2)              9.48%
60 State Street
Boston, MA 02109

-------------------------
(1) As reported in the Schedule 13G, dated February 12, 1999, of Bankers Trust Corporation received by the Company which reported beneficial ownership of 521,052 shares, and the Schedule 13G, dated February 12, 1999, of Alex. Brown Investment Management, LP, which is 50% indirectly owned by Bankers Trust Corporation received by the Company which reported beneficial ownership of 6,579,593 shares.

(2) As reported in the Schedule 13G, dated January 8, 1999, received by the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information about the beneficial ownership of the Company's Common Stock by the Directors and Executive Officers of the Company.

                                                                     As of March 4, 1999
                                                              ----------------------------------
                                                               Number of
                                                                 Shares
                                                              Beneficially            Percent of
                                                               Owned (1)                Class
                                                              ------------            ----------
Robert W. Anestis...........................................      99,060                    *
Selwyn Isakow...............................................     175,060(2)                 *
Brian D. Jellison...........................................       1,392                    *
Ellen R. Levine.............................................       2,000                    *
George R. Mrkonic...........................................      63,650                    *
Johnson S. Savary...........................................     104,500(3)                 *
Robert L. Stark.............................................      51,545                    *
Carl L. Valdiserri..........................................      51,200                    *
Walter R. Young.............................................   1,627,326(4)             3.31%
Joseph H. Stegmayer.........................................     264,073(5)                 *
Philip C. Surles............................................      91,215                    *
M. Mark Cole................................................     225,447(6)                 *
John J. Collins, Jr.........................................      62,513                    *
All Directors and Executive Officers as a Group (15
  persons)..................................................   2,838,866(7)             5.73%

-------------------------
 *  Less than 1%

(1) The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 4, 1999: Mr. Anestis, 48,000; Mr. Isakow, 48,000; Mr. Savary, 48,000; Mr. Stark, 12,000; Mr. Valdiserri, 24,000; Mr. Young, 500,000; Mr. Stegmayer 130,000; Mr. Surles, 58,400; Mr.
    Cole, 46,662; Mr. Collins, 42,000; and all Directors and Executive Officers as a group, 963,662.

(2) Does not include 1,860 shares held by Mr. Isakow's children or 4,620 shares held by The Isakow Foundation (a charitable foundation), of which voting and investment power is shared by Mr. Isakow as a Trustee. Mr. Isakow disclaims beneficial ownership of the shares held by his children and The Isakow Foundation.

(3) Does not include 420,000 shares held by the Walter W. Clark Revocable Trust, the voting power of which is shared by Mr. Savary as co-trustee. Mr. Savary disclaims beneficial ownership of the shares held by such trust. Includes 3,000 shares held by Mr. Savary's wife as Trustee of the Savary Children's Trust. Mr. Savary disclaims beneficial ownership of the shares held by his wife as Trustee.

(4) Does not include 128,200 shares held by The Young Foundation (a charitable foundation), the voting power of which is shared by Mr. Young as its President. Mr. Young disclaims beneficial ownership of the shares held by The Young Foundation. Includes 36,281 shares held under the 1998 Stock Purchase Plan.

(5) Includes 13,061 shares held under the 1998 Stock Purchase Plan.

(6) Includes 19,095 shares held under the 1998 Stock Purchase Plan.

(7) Includes 68,969 shares held under the 1998 Stock Purchase Plan.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

CORPORATE GOVERNANCE GUIDELINES

     During 1998 the Board of Directors adopted corporate governance guidelines which will be reviewed annually.

INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as independent accountants for the Company since 1961. PricewaterhouseCoopers LLP was selected by the Board of Directors to serve as the Company's independent accountants for the current fiscal year (ending January 1, 2000). It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement, and will respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals to be presented at the 2000 Annual Meeting must be received by the Company not later than November 22, 1999 if they are to be included in the Company's Proxy Statement for the 2000 Annual Meeting. Such proposals should be addressed to the Secretary at the Company's executive offices. Shareholder proposals to be presented at the 2000 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement for that meeting must be received by the Company not less than 60 nor more than 90 days before the date of the meeting or no later than 10 days after the day of the public announcement of the date of the meeting in accordance with the procedures contained in the Company's Bylaws.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the Proxy Card intend to vote the Proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          John J. Collins, Jr.
                                          Secretary

March 9, 1999

                                                                      APPENDIX-1


                           CHAMPION ENTERPRISES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CHAMPION ENTERPRISES, INC.

The undersigned hereby appoints Walter R. Young, and Robert L. Stark, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders of Champion Enterprises, Inc. to be held on Tuesday, April 27, 1999 and at any adjournments thereof, as specified on the reverse side of this proxy.

The undersigned acknowledges receipt of the Proxy Statement dated March 9, 1999 and the Annual Report for the fiscal year ended January 2, 1999, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.

If you are a participant in the Champion Enterprises Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.

IF YOU SIGN THIS PROXY WITHOUT MARKING ANY OVALS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                     PLEASE DO NOT FOLD, STAPLE OR MUTILATE

--------------------------------------------------------------------------------



Dear Shareholder:

     The reverse side of this proxy card contains instructions on how to vote your shares by telephone or over the Internet for the election of directors and all other proposals. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

     Thank you for your attention to these matters.

                              CHAMPION ENTERPRISES, INC.

------------------------------------------------------------------------------------------------------------------------------------
                           Champion Enterprises, Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   /x/

[                                                                                                                                  ]

1. The election as directors of all nominees listed     FOR    VOTE    FOR ALL       2. Proposal to amend the 1995 Stock Option and
   (except as marked to the contrary below)                  WITHHELD  EXCEPT           Incentive Plan (the "1995 Plan") to increase
                                                        / /    / /      / /             the number of shares of Common Stock
                                                                                        available for issuance under the 1995 Plan
    01-Robert W. Anestis, 02-Selwyn Isakow,                                             by 1,750.000 shares.
    03-Brian D. Jellison, 04-Ellen R. Levine,                                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
    05-George R. Mrkonic, 06-Robert L. Stark,                                           THE PROPOSAL.
    07-Carl L. Valdiserri, and 08-Walter R. Young                                    3. In their discretion upon the transaction of
                                                                                        such other business as may properly come
    (INSTRUCTIONS: To withhold authority to vote for                                    before the meeting.
     any individual nominee, write that nominee's name
     on the line provided below)

    --------------------------------------------------


                                                                                Please sign this Proxy exactly as your name appears
                                                                                hereon, date it, and return it in the enclosed
                                                                                envelope. Joint owners should each sign. If you are
                                                                                signing as guardian, trustee, executor,
                                                                                administrator or attorney-in-fact, please so
                                                                                indicate. Please also note any address correction
                                                                                above.
                                                                                ----------------------------------------------------
                                                                                (Signature)

                                                                                ----------------------------------------------------
                                                                                (Signature)

                                                                                Dated                                         , 1999
                                                                                      ---------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

CONTROL NUMBER

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|           |
-------------


             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

                            QUICK * EASY * IMMEDIATE

                    AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Champion Enterprises, Inc. encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE:   1. Call toll free 1-888-297-9645 in the United States or
                       Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
                    2. Enter the 6-digit Control Number located above.
                    3. There are two ways to vote by phone:
                             a. Option 1: To vote as the Board of Directors
                                          recommends on ALL proposals: Press 1.
                                          When asked, please confirm your vote
                                          by pressing 1.
                             b. Option 2: If you choose to vote on each
                                          proposal separately, press 0 and
                                          follow the simple recorded
                                          instructions.

TO VOTE BY INTERNET: 1. Go to the following website: WWW.HARRISBANK.COM/WPROXY
                     2. Enter the information requested on your computer
                        screen, including your 6-digit CONTROL NUMBER located above.
                     3. Follow the simple instructions on the screen.


   If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                             THANK YOU FOR VOTING!

                                                                      APPENDIX-2

                           CHAMPION ENTERPRISES, INC.
                      1995 STOCK OPTION AND INCENTIVE PLAN


                    I. GENERAL PROVISIONS


         1.1 Establishment. On November 29, 1994, the Board of Directors ("Board") of Champion Enterprises, Inc. ("Corporation") adopted the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan ("Plan"), subject to the approval of shareholders at the Corporation's Annual Meeting on May 1, 1995.

         1.2 Purpose. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by encouraging Employees of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards, thus identifying their interests with those of shareholders. It is the further purpose of the Plan to permit the granting of Nonqualified Stock Options, Stock Appreciation Rights and Annual Incentive Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.

         1.3 Definitions. As used in this Plan, the following terms have the meaning described below:

              (a) "Agreement" means the written agreement that sets forth the terms of a Participant's Option, Stock Appreciation Right, Restricted Stock Grant, Performance Share
Award or Annual Incentive Award.

              (b) "Annual Incentive Award" means an award that is granted in accordance with Article VI of the Plan.

              (c) "Board" means the Board of Directors of the Corporation.

              (d) "Change in Control" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

              (e) "Code" means the Internal Revenue Code of 1986, as amended.

              (f) "Committee" means the Compensation Committee of the Corporation, which shall be comprised of two or more members of the Board.

              (g) "Common Stock" means shares of the Corporation's authorized common stock.

              (h)  "Corporation" means Champion Enterprises,
Inc., a Michigan corporation.

              (i) "Disability" means total and permanent disability, as defined in Code Section 22(e).

              (j) "Employee" means a key salaried employee of the Corporation or Subsidiary, who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation, or a Subsidiary of the Corporation.

              (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

              (l) "Fair Market Value" means for purposes of determining the value of Common Stock on the Grant Date, the Stock Exchange closing price of the Corporation's Common Stock as reported in The Wall Street Journal for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means the Stock Exchange closing price of the Corporation's Common Stock on the last date preceding the exercise on which there were Common Stock transactions, as reported in The Wall Street Journal.

               (m) "Grant Date" means, except as provided by the following sentence, the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award, or such later date as shall be designated by the Committee.

               (n) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

               (o) "Nonqualified Stock Option" means an Option that is not intended to constitute an Incentive Stock Option.

               (p) "Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

               (q) "Participant" means an Employee designated by the Committee to participate in the Plan.

               (r) "Performance Share Award" means a performance share award that is granted in accordance with

Article V of the plan.

               (s)   "Plan" means the Champion Enterprises, Inc.
1995 Stock Option and Incentive Plan, the terms of which are set forth herein, and amendments thereto.

               (t) "Restriction Period" means the period of time during which a Participant's Restricted Stock grant is subject to restrictions and is nontransferable.

               (u) "Restricted Stock" means Common Stock that is subject to restrictions.

               (v) "Retirement" means termination of employment on or after the attainment of age 65.

               (w) "Stock Appreciation Right" means the right to receive a cash or Common Stock payment from the Corporation upon the surrender of a tandem Option, in accordance with Article III of the Plan.

               (x) "Stock Exchange" means the New York Stock Exchange or, if the Common Stock is not listed for trading on the New York Stock Exchange, such other national securities exchange on which the largest number of shares of Common Stock have been traded in the aggregate during the last 20 days before a Grant Date or date on which an Option is exercised, whichever is applicable.

               (y) "Subsidiary" means a corporation defined in Code Section 424(f).

         1.4   Administration.

               (a) The Plan shall be administered by the Committee. It is intended that the directors appointed to serve on the Committee shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

               (b) The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

         1.5 Participants. Participants in the Plan shall be such Employees (including Employees who are directors) of the

Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award shall be deemed to be granted only on the date that the individual becomes an Employee.

         1.6 Stock. The Corporation has reserved 325,000 shares of the Corporation's Common Stock for issuance under the Plan. Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award granted hereunder, and pursuant to which a Participant never acquired benefits of ownership, including payment of a stock dividend (but excluding voting rights), may again be subjected to grants and awards under the Plan, but shares surrendered pursuant to the exercise of a Stock Appreciation Right are not available for future grants and awards. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.


                    II. STOCK OPTIONS

         2.1 Grant of Options. The Committee, at any time and from time to time, subject to Section 9.7, may grant Options to such Employees and for such number of shares of Common Stock as it shall designate. Provided, however, that no Employee may be granted Options and Stock Appreciation Rights during any one fiscal year to purchase more than 100,000 shares of Common Stock. Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant's Option Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right. Nonqualified Stock Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated hereunder.

         2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2 No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date or with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

         2.3 Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

         2.4   Payment for Option Shares.

               (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation's Common Stock on the day prior to exercise, as reported in The Wall Street Journal, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation. Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.

               (b) At the discretion of the Committee, as set forth in a Participant's Option Agreement, any Option granted hereunder may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm ("cashless exercise procedure").

                    III. STOCK APPRECIATION RIGHTS


         3.1   Grant of Stock Appreciation Rights.  Stock

Appreciation Rights may be granted, held and exercised in such form as set by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. The number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option. Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder.

         3.2 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. Except as permitted under Rule 16b-3, notice of exercise of a Stock Appreciation Right by a participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to the period beginning on the third day following the release of the Corporation's quarterly or annual summary of earnings and ending on the 12th business day after such release. The exercise term of each Stock Appreciation Right shall be limited to 10 years from its Grant Date or such earlier period as set by the related Option. A Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised. A Stock Appreciation Right granted to a Participant subject to the insider trading restrictions shall not be exercisable in whole or part during the first six months of its term, unless the Participant dies or becomes disabled during such six-month period.

         3.3   Stock Appreciation Right Entitlement.

               (a) Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between--

                     (1) the Fair Market Value of the number of shares subject
               to the Stock Appreciation Right on the exercise date, and

                     (2) the Option price of the associated Option multiplied by the number of shares available under the Option.

               (b) Notwithstanding paragraph (a) of this Section, upon exercise of a Stock Appreciation Right the Participant shall be required to surrender the associated Option.

         3.4 Maximum Stock Appreciation Right Amount Per Share. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

                    IV. RESTRICTED STOCK

         4.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Employees and in such amounts as it shall determine.

         4.2 Restricted Stock Agreement. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the terms of the restrictions, including the restriction period, or periods, the number of Restricted Stock shares subject to the grant, and such other provisions, including performance goals, as the Committee shall determine.

         4.3 Transferability. Except as provided in this Article IV of the Plan, the shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to an Employee shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative.

         4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         4.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Restricted Stock shall bear the following legend:

         The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated , . A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the General Counsel of Champion Enterprises, Inc.

         4.7 Removal of Restrictions. Except as otherwise provided in this
Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the

Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate. Provided further, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of a Restricted Stock grant.

         4.8 Voting Rights. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock.

         4.9 Dividends and Other Distributions. During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.


                    V. PERFORMANCE SHARE AWARDS

         5.1 Grant of Performance Share Awards. The Committee, at its discretion, may grant Performance Share Awards to Employees of the Corporation and its Subsidiaries and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

         5.2 Terms of Performance Share Awards. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Share Award shall be set forth in his individual Performance Share Agreement. Each Agreement shall specify the performance goals applicable to a particular Employee or group of Employees, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.


                    VI. ANNUAL INCENTIVE AWARDS

         6.1   Grant of Annual Incentive Awards.

               (a) The Committee, at its discretion, may grant Annual Incentive Awards to such Employees as it may designate from time to time. Annual Incentive Awards shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code
Section 162(m) and the regulations promulgated thereunder.

               (b)   The determination of Annual Incentive

Awards for a given year shall be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

               (c) For each fiscal year of the Corporation, the Committee shall
(i) select those Employees who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, which may be a one, two or three fiscal year period, (iii) determine target levels of Corporation performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Employee upon the achievement of each performance level as provided below. The target levels shall consist of a threshold level and, in such instances as determined by the Committee, first, second and third target levels. The Committee shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

               (d) A Participant who is transferred, promoted or hired into a position with the Corporation or a Subsidiary during a fiscal year who replaces an Employee who was selected to receive an Annual Incentive Award automatically shall receive an Annual Incentive Award that is prorated, based on the Participant's full months of employment in such position during the fiscal year.

         6.3   Attainment of Performance Targets.

               (a) For each fiscal year, the Committee shall certify, in writing: (i) the degree to which the Corporation has attained the performance targets, and (ii) the amount of the Annual Incentive Award to be paid to each selected Employee.

               (b) Notwithstanding anything to the contrary herein, the Committee may, in its discretion, reduce any Annual Incentive Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate: (i) in light of pay practices of competitors; or (ii) in light of the Corporation's, a Subsidiary's or a selected Employee's:

                     (1) performance relative to competitors;
                         and

                     (2) performance with respect to the Corporation's strategic business goals.

         6.4 Payment of Annual Incentive Awards. An Annual Incentive Award shall be paid only if (i) shareholders approve both the Plan and the preestablished formula determined by the Committee; (ii) the Corporation achieves at least the threshold performance level; and (iii) the Committee makes the certification described in Section 6.3.

         6.5   Annual Incentive Award Payment Forms.

               (a) Annual Incentive Awards shall be paid in cash and/or shares of Common Stock of the Corporation, at the discretion of the Committee. Payments shall be made within 30 days following (i) a certification by the Committee that the performance targets were attained, and (ii) a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in accordance with Section 6.3. The aggregate maximum Annual Incentive Award that may be earned by any Participant on behalf of any one fiscal year (calculated as of the last day of the fiscal year for which the Annual Incentive Award is earned) may not exceed the lesser of five times the Participant's base salary for the fiscal year or $2,000,000.

               (b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of each Participant's base salary for the fiscal year, as determined by the Committee.


                    VIII. TERMINATION OF EMPLOYMENT

         7.1.  Options and Stock Appreciation Rights.

               (a) If, prior to the date that an Option or Stock Appreciation Right first becomes exercisable, a Participant's employment is terminated for any reason other than a Change in Control, the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

               (b) If, on or after the date that an Option or Stock Appreciation Right first becomes exercisable, a Participant's employment is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three months after termination of employment, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant's Agreement that an Option or Stock Appreciation Right shall terminate at an earlier time than set forth above.

               (c) If, on or after the date that an Option or Stock Appreciation Right first becomes exercisable, a Participant dies while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. Provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant's date of death.

               (d) If, on or after the date that an Option or Stock Appreciation Right first becomes exercisable, a Participant terminates employment due to Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) one year after termination of employment, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of Subsection (c), above.

               (e) The Committee, at the time of a Participant's termination of employment, may accelerate a Participant's right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right; provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

               (f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (f) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants and awards under the Plan as of such date.

         7.2 Restricted Stock. If a Participant terminates employment for any reason other than a Change in Control, the Participant's shares of Restricted Stock still subject to the Restriction Period automatically shall expire and be forfeited by the Participant and, subject to Section 1.6, shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate.

         7.3 Performance Shares. Performance Share Awards shall expire and be forfeited by a Participant upon the Participant's termination of employment for any reason other than a Change in Control and such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

         7.4   Annual Incentive Awards.

               (a) A Participant who has been granted an Annual Incentive Award and terminates employment due to Retirement, Disability or death prior to the end of the Corporation's fiscal year shall be entitled to a prorated payment of the Annual Incentive Award, based on the number of full months of employment during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards or, in the event of the Participant's death, to the beneficiary designated by the Participant.

               (b) A Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Corporation's fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to an Annual Incentive Award payment for that fiscal year.

         7.5 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan.


                    VIII. ADJUSTMENTS AND CHANGE IN CONTROL

         8.1 Adjustments.

               (a) The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards may be issued under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

               (b) The foregoing adjustments shall be made by the Committee. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         8.2 Change in Control. Notwithstanding anything contained herein to the contrary, upon a Change in Control, (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Restricted Stock granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws;
(iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards, which immediately shall become payable in full; and (iv) for purposes of Annual Incentive Awards, the determination of whether the performance targets have been achieved shall be made as of the date of the Change in Control and payments due should become immediately payable.

                    IX. MISCELLANEOUS

         9.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Share Award or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

         9.2 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the payment of the right of the Committee to limit the time of exercise to specified periods), or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

         9.3 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         9.4 Non-Assignability. No Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercised only by the Participant. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         9.5.  Securities Laws.

               (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

               (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

         9.6   Withholding Taxes.

               (a) The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or Annual Incentive Award. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

               (b) Except as permitted under Rule 16b-3 of the Exchange Act, a Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if notice of election to exercise is given to the Committee within the 10-day "window periods" set forth in Rule 16b-3, or such election is made at least six months prior to the date on which the exercise of the Option or Stock Appreciation Right, or the receipt of the Restricted Stock grant, Performance Share Award or Annual Incentive Award becomes taxable. Any election by a Participant to utilize Common Stock for withholding purposes is subject to the discretion of the Committee.

         9.7   Termination and Amendment.

               (a) The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards or Annual Incentive Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after November 28, 2004.

               (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 8.1; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan.

               (c) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Stock Appreciation Right, Restricted Stock Grant, Performance Share Award or Annual Incentive Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock Grant, Performance Share Award or Annual Incentive Award.

         9.8 Effect on Employment. Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation or a Subsidiary.

         9.9 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

         9.10 Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the Common Stock of the Corporation present and entitled to vote at a meeting of shareholders of the Corporation held within 12 months after adoption of the Plan by the Board. No Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan may be exercised in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan and any Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards granted under the Plan shall be rescinded.


         IN WITNESS WHEREOF, this 1995 Stock Option and Incentive Plan has been executed on behalf of the Corporation on this the day of , 1995.

                         CHAMPION ENTERPRISES, INC.

                         By:
                            Walter R. Young, Jr.
                            Chairman of the Board of Directors,
                            President and Chief Executive
                              Officer


                BOARD APPROVAL:          11/29/94

            SHAREHOLDER APPROVAL:        5/1/95

                             FIRST AMENDMENT TO THE
                           CHAMPION ENTERPRISES, INC.
                      1995 STOCK OPTION AND INCENTIVE PLAN


     Pursuant to resolutions adopted by the Board of Directors of Champion Enterprises, Inc. ("Company") on August 11, 1995, and subject to shareholder approval at the Company's next annual meeting, the 1995 Stock Option and Incentive Plan ("Plan") is hereby amended effective August 31, 1995 as follows:


     1. An additional 725,000 shares of the Company's Common Stock shall be reserved for issuance under the Plan, and the first sentence of Section 1.6 "Stock," shall be amended and restated in its entirety to read as follows:

     The Corporation has reserved 1,375,000 shares of the Corporation's Common Stock for issuance under the Plan.

     2. The annual cap on option shares that may be granted under the Plan shall be increased to 750,000 shares, and the second sentence in Section 2.1 "Grant of Options" shall be amended and restated in its entirety to read as follows:

     Provided, however, that no Employee may be granted Options and Stock Appreciation Rights during any one fiscal year to purchase more than 750,000 shares of Common Stock.

     3. Article V, "Performance Share Awards is amended by the addition of
Section 5.3 "Performance Share Awards Granted Under Code Section 162(m)" to read as follows:


     5.3   Performance Share Awards Granted Under Code Section
     162(m).

           5.3 Performance Share Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m). Such Performance Share Awards must comply with the following additional requirements, which override any other provision set forth in this Article V:

           5.3   Grant of Performance Share Awards.

                 (a) The Committee, at its discretion, may grant Code Section 162(m) Performance Share Awards based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

                 (b) Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                 (c) For each designated performance period, the Committee shall
     (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a three, four, or five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Share Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

           (d) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and
     (ii) the cash or number of
     shares (or combination thereof) pursuant to the Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Share Award is granted subject to attainment of the designated performance goals). The Committee, may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

           (e) Code Section 162(m) Performance Share Awards may be granted in two different forms, at the discretion of the Committee. Under one form, the Employee shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee's Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance/restriction period automatically shall be reinvested on behalf of the Employee in additional performance shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award. No shares under a Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

           (f) Under the second form, the Employee shall receive an Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two. Any certificate for shares under such form of Performance Share Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

           (g) No Employee, in any one fiscal year of the Company, shall be granted a Performance Share Award to receive more than 50,000 shares of Common Stock.

           (h) Except as provided in this Article V of the Plan, the shares pursuant to a Performance Share Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

           (i) In addition to any legends placed on certificates pursuant to paragraph (h), each certificate representing shares under a Performance Share Award shall bear the following legend:

           The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated A copy of the Plan, such rules and such Performance Share Agreement may be obtained from the General Counsel of Champion Enterprises, Inc.

           (j) Except as otherwise provided in this Article V of the Plan, and subject to applicable federal and state securities laws, shares covered by each Performance Share Award made under the Plan shall become freely transferable by the Employee after the Compensation Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by paragraph (i) removed from the applicable Common Stock certificate.

     4. Article IV, "Restricted Stock" is amended by the addition of Section
4.10 "Restricted Stock Awards granted Under Code Section 162(m)" to read as follows:

     4.10 Restricted Stock Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate certain Restricted Stock Awards as granted pursuant to Code Section 162(m). Such Restricted Stock Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:

           (a) Each Code Section 162(m) Restricted Stock Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Restricted Stock Award also may be subject to goals and restrictions in addition to the performance requirements.

           (b) Each Code Section 162(m) Restricted Stock Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

           (c) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award, (ii) determine the performance period, which may be a three, four, or five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Restricted Stock Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

           (d) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and
     (ii) the number of shares pursuant to the Restricted Stock Award that are to become freely transferable. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Restricted Stock Award.

           (e) Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Restricted Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Restricted Stock Award. No shares under a Code Section 162(m) Restricted Stock Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

           (f) No Employee, in any one fiscal year of the Company, shall be granted a Code Section 162(m) Restricted Stock Award for more than 50,000 shares of Common Stock.

           (g) Except as provided in this Article IV of the Plan, the shares pursuant to a Restricted Stock Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

           (h) Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Employee after the Compensation Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

     5. Section 7.2 of the Plan, entitled "Restricted Stock," shall be amended with the addition of the following provision at the end of Section 7.2:

     Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Grant, but the Committee may include a provision in an Employee's Code Section 162(m) Restricted Stock Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without Cause prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the Restriction Period, and the Employee shall forfeit the remaining shares and his rights to such forefited shares shall terminate in full.

     6. Section 7.3 of the Plan shall be amended by the addition of the following language at the end of Section 7.3:

     Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee's Code Section 162(m) Performance Share Award Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without Cause prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the employment period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

     7. Section 7.5 of the Plan shall be amended and restated in its entirety to read as follows:

     7.5 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant's Agreement issued under the Plan.

                   SECOND AMENDMENT TO THE 1995 STOCK OPTION
                   -----------------------------------------
                               AND INCENTIVE PLAN
                               ------------------
           (As previously amended and restated as of August 11, 1995)

     This SECOND AMENDMENT TO THE 1995 STOCK OPTION AND INCENTIVE PLAN is made and approved as of this 28th day of April, 1998, by the Shareholders of Champion Enterprises, Inc.

                                  WITNESSETH:

     WHEREAS the Shareholders of Champion Enterprises, Inc. desire to amend the 1995 Stock Option and Incentive Plan (as previously amended and restated as of August 11, 1995) as set forth below.

     NOW, THEREFORE, the 1995 Stock Option and Incentive Plan is amended as follows:

     1. Section 1.6 is hereby amended by replacing the figure "1,375,000" with "4,650,000."

     2. Each reference in the 1995 Stock Option and Incentive Plan to the "Plan," "herein," "hereunder," or "hereof" or words of like import shall hereafter mean and be a reference to the 1995 Stock Option and Incentive Plan (as amended and restated as of August 11, 1995) as amended hereby.

     Except as specifically amended hereby, the 1995 Stock Option and Incentive Plan as amended and restated as of August 11, 1995, and each provision thereof, remains in full force and effect.

                                   CHAMPION ENTERPRISES, INC.



                                   By:  /s/ Walter R. Young
                                        -----------------------------
                                        Walter R. Young
                                        Chairman, President and Chief
                                        Executive Officer

Attest:



/s/ John J. Collins, Jr.
------------------------
John J. Collins, Jr.
Secretary

                                 THIRD AMENDMENT
                        TO THE CHAMPION ENTERPRISES, INC.
                      1995 STOCK OPTION AND INCENTIVE PLAN

         In accordance with Board resolutions adopted by the Board of Directors of Champion Enterprises, Inc. (the "Corporation"), the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan is hereby amended effective July 1, 1998 as set forth below:


         1. Sub-section 1.3(q) "Participant" is amended and restated to read as follows:

                  (q) "Participant" means an Employee designated by the Committee to participate in the Plan. Provided, however, that for purposes of Restricted Stock that is granted by the Committee on behalf of an Employee's services to the Corporation and pursuant to the terms of the Corporation's Corporate Officer Stock Purchase Plan (the "Corporate Officer Stock Purchase Plan"), once the Restricted Stock Agreement on behalf of such Employee has been executed by the Trustee of the Trust under the Champion Enterprises, Inc. Management Stock Purchase Plan and Corporate Officer Stock Purchase Plan (the "Rabbi Trust"), "Participant" shall mean the Rabbi Trust for purposes of the Plan.


         2. Section 1.5 "Participants" is amended by the addition of the following sentence at the end of the Section:

         Restricted Stock granted by the Committee on behalf of an Employee's services to the Corporation and pursuant to the terms of the Corporation's Officer Stock Purchase Plan, may be issued in the name of the Trustee of the Rabbi Trust, in which case "Participant" shall mean the Rabbi Trust during the Restriction Period.


         3. Section 4.1 "Grant of Restricted Stock" is amended and restated in its entirety to read as follows:

                  4.1 GRANT OF RESTRICTED STOCK. Subject to the terms of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan on behalf of services rendered by such Employees and in such amounts as it shall determine. Upon the approval of the Committee, Employees participating in the Corporate Officer Stock Purchase Plan may defer compensation under the terms of such plan that will be issued in the form of Restricted Stock under this Plan.


         4. Section 4.3 "Transferability" is amended by the addition of the following sentence at the end of the Section:

         Restricted Stock granted at the Committee's discretion in connection with Employee deferrals under the Corporate Officer Stock Purchase Plan shall be issued in the name of the Trustee of the Rabbi Trust, which shall not be deemed to constitute a "transfer" for purposes of this Section.


         5. The first sentence in Section 7.2 "Restricted Stock" is replaced by a new first sentence to read as follows:

         If Restricted Stock has been granted on behalf of an Employee and the Employee terminates employment prior to the end of the Restriction Period for any reason other than a Change in Control, the Restricted Stock issued on behalf of such Employee automatically shall expire and be forfeited and, subject to Section 1.6, shall be available for new grants under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate.


         6. The following sentence is added to the end of Section 9.4 "Non-Assignability" to read as follows:

         Restricted Stock granted by the Committee on behalf of an Employee's services to the Corporation and pursuant to the terms of the Corporate Officer Stock Purchase Plan shall be issued in the name of the Trustee of the Rabbi Trust, which shall not be deemed to constitute a "transfer" for purposes of this Section.


         7. Section 9.6 "Withholding Taxes" is amended and restated in its entirety to read as follows:

                  9.6      WITHHOLDING TAXES.

                           (a) The Corporation shall have the right to withhold from an Employee's compensation or require an Employee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or Annual Incentive Award. An Employee may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of
         Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

                           (b) Except as permitted under Rule 16b-3 of the Exchange Act, an Employee subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if notice of election to exercise is given to the Committee within the 10-day "window periods" set forth in Rule 16b-3, or such election is made at least six months prior to the date on which the exercise of the Option or Stock Appreciation Right, or the receipt of the Restricted Stock grant, Performance Share Award or Annual Incentive Award becomes taxable. Any election by an Employee to utilize Common Stock for withholding purposes is subject to the discretion of the Committee.


         THIS THIRD AMENDMENT to the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan is executed on the 27th day of October 1998.


                                          CHAMPION ENTERPRISES, INC.


                                          By: /s/ Walter R. Young, Jr.
                                                  Walter R. Young, Jr.
                                                  Chairman of the Board of
                                                  Directors, President and Chief
                                                  Executive Officer